EXHIBIT 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS SOLID SECOND QUARTER CORE EPS

OF $0.32 EXCLUDING CERTAIN ITEMS

BOARD INITIATES QUARTERLY CASH DIVIDEND OF $0.12 PER SHARE

Second Quarter GAAP Continuing Operations Diluted EPS Totaled $0.12 Compared to Last Year’s $0.29

Company Completes Initial Phase of Repositioning Strategy Through the Disposition of

54 Ventas Nursing Centers

Disposition Lifts Continuing Operations EPS by $0.06 in Second Quarter and $0.11 in First Half of 2013

Company Maintains Fiscal 2013 Core Earnings Guidance of $1.10 to $1.30 and

Raises Annual Cash Flow Guidance to Fund New Dividend Payment

LOUISVILLE, Ky. (August 5, 2013) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2013. During the second quarter of 2013, the Company successfully completed the disposition of 54 nursing centers leased from Ventas, Inc. (“Ventas”) (NYSE:VTR) and reflected the related operations as discontinued for all periods presented. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Second Quarter Highlights:

•	Consolidated revenues declined 1% to $1.41 billion — Federal sequestration cuts of 2% (effective April 1) reduced consolidated revenues by over $13 million in the quarter

•	Despite soft volumes, cost management drove solid core operating performance — Core aggregate operating expenses declined 0.8% compared to last year’s second quarter

•	Hospital division reported another successful quarter — Sequestration diminished top line growth, but core operating income declined only 4% from last year

•	RehabCare division reported 7% growth in operating income driven by better cost controls

•	Home Health and Hospice revenues climbed 84% compared to last year — Core operating income of $4.0 million improved 42% from a year ago

•	Operating cash flows net of routine capital spending totaled $37 million in the quarter, up 49% from last year’s $24 million

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

Second Quarter Results

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2013 declined 1% to $1.41 billion compared to $1.42 billion in the second quarter last year. Income from continuing operations for the second quarter of 2013 totaled $6.2 million or $0.12 per diluted share compared to $15.6 million or $0.29 per diluted share in the second quarter last year.

Second quarter 2013 operating results included pretax charges of approximately $18 million related to (1) a fixed asset impairment charge and certain other costs related to the planned sale of non-strategic facilities, (2) charges associated with the modification of certain of the Company’s senior debt, and (3) transaction related costs. These items reduced income from continuing operations by $10.9 million or $0.20 per diluted share.

Second quarter 2012 operating results included certain charges that reduced income from continuing operations by $5.4 million or $0.10 per diluted share.

Discontinued Operations

During the past several years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses have been classified as discontinued operations in the Company’s condensed consolidated statement of operations for all historical periods.

Other Information

As previously announced, the Company successfully completed an amendment and restatement of its $785.5 million Term Loan Credit Agreement (the “Term Loan”) to effectively reduce its annual interest cost by 100 basis points beginning June 1, 2013. The applicable interest rate on the Term Loan, which matures on June 1, 2018, was reduced by 50 basis points to LIBOR + 325 basis points (previously LIBOR + 375 basis points). In addition, the LIBOR floor was reduced to 1.00% from 1.50%. Kindred expects that the amended and restated Term Loan will result in annualized interest savings of approximately $8 million.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, remarked, “Despite significant reimbursement pressures brought on by federal sequestration cuts of 2% beginning April 1, Kindred reported solid second quarter core results. This accomplishment reflects the commitment of our caregivers, and a relentless focus on cost management across the enterprise, all while maintaining our culture of quality service and patient satisfaction. In addition, we are continuing to see the benefits of the Ventas nursing center transition to our continuing operations. The disposition of these 54 nursing centers lifted our earnings from continuing operations by $0.11 per diluted share in the first half of 2013.”

Mr. Diaz continued, “The second quarter also provided tangible evidence that our asset repositioning strategy and related capital redeployment activities are accelerating. In addition to the Ventas nursing center disposition, we recently completed the sale of seven nursing centers for $47 million, and we have announced another transaction to sell non-strategic facilities that should provide net sales proceeds of approximately $180 million before the end of the year. Finally, our ongoing review of the 2015 Ventas lease renewals will provide additional opportunities for repositioning Kindred as a stronger, more market-focused and profitable post-acute services provider.”

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

Commenting on the Company’s financial strength, Mr. Diaz noted, “Our financial liquidity and available capital resources to invest further in our Integrated Care Markets and acquire additional home health and hospice businesses has never been stronger. Our free operating cash flows, after funding $13 million of planned cash dividends, are expected to remain at $90 million for 2013. These free cash flows, along with over $400 million of unused revolving credit capacity, and $227 million of expected net proceeds from the announced asset sales, provide us with significant financial resources to invest in our strategic growth plan.”

Commenting on the Company’s development and acquisition activities, Mr. Diaz noted, “We recently completed the acquisition of a 54-bed transitional care (“TC”) hospital in St. Louis, and we have plans to build new transitional care centers in Phoenix, Indianapolis, Las Vegas and Louisville as we continue to expand our continuum of services in these Integrated Care Markets. In addition, we also completed two home health acquisitions and one hospice acquisition that will further expand our service offerings in Houston and West Texas. These transactions are expected to be accretive to earnings beginning in 2014.”

Quarterly Cash Dividends

The Company also announced that its Board of Directors has approved the initiation of a quarterly cash dividend to its shareholders. An initial quarterly cash dividend of $0.12 per common share will be paid on September 9, 2013 to shareholders of record as of the close of business on August 19, 2013. Future declarations of quarterly dividends will be subject to the approval of Kindred’s Board of Directors.

“We are pleased to announce the first cash dividend paid to shareholders in the Company’s history,” Mr. Diaz noted. “This cash dividend reflects the strength of our operating cash flows, our confidence in our business outlook, and our commitment to growing shareholder value. The quality and strength of our balance sheet, along with a proven track record of generating strong operating cash flows, provides us with the financial flexibility to return capital to shareholders in the form of a dividend while also continuing our strategic development activities in our key Integrated Care Markets.”

Earnings Guidance – Continuing Operations

The Company maintained its earnings guidance for 2013. The earnings guidance excludes the effect of (1) a one-time employee bonus distributed in the first quarter of 2013, (2) employee retention costs incurred in connection with the planned divestiture of non-strategic facilities, (3) any transaction-related charges, (4) charges associated with the modification of certain of the Company’s senior debt, (5) any other reimbursement changes, (6) any further acquisitions or divestitures (including the previously announced sales of non-strategic hospitals and nursing centers), (7) any impairment charges, and (8) any repurchases of common stock.

The Company expects consolidated revenues for 2013 to approximate $5.8 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $797 million to $813 million. Rent expense is expected to approximate $392 million, while depreciation and amortization should approximate $192 million. Net interest expense is expected to approximate $109 million. The Company expects to report income from continuing operations for 2013 between $60 million to $70 million or $1.10 to $1.30 per diluted share (based upon diluted shares of 52.5 million).

The Company raised its operating cash flow guidance for 2013 to a range between $235 million to $255 million (prior range was $230 million to $250 million) and lowered its estimated routine capital expenditures in 2013 to a range of $112 million to $122 million (prior range was $120 million to $130 million). In addition to its routine capital expenditures, the Company re-affirmed that its development of new or replacement TC hospitals, transitional care centers, and inpatient rehabilitation

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

hospitals (“IRFs”) will approximate $20 million to $30 million in 2013. The new planned cash dividend will require the use of approximately $13 million in fiscal 2013, and approximately $27 million on an annual basis. Operating cash flows in excess of the Company’s routine and development capital spending programs and cash dividend payments, which are expected to approximate $90 million for 2013, will be available to repay debt and fund acquisitions.

The two previously announced transactions to sell 16 hospitals and eight nursing centers are not reflected in the Company’s earnings guidance. As previously announced, these facilities generated combined revenues of approximately $352 million and earnings before interest, income taxes, depreciation and amortization of approximately $27 million (including the allocation of approximately $11 million of overhead cost) for the year ended December 31, 2012. Aggregate rents associated with these facilities approximated $16 million in 2012.

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the second quarter 2013 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held August 6, 2013 at 11:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on August 6 by dialing (719) 457-0820, access code: 6192358. The replay will be available through August 15.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. An automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013, (e) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by 50% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (f) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, IRFs and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (g) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (h) the ability of the Company’s hospitals to adjust to potential LTAC certification and medical necessity reviews, (i) the impact of the Company’s significant level of indebtedness on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (j) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (k) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (l) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (m) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (n) the Company’s ability to meet its rental and debt service obligations, (o) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, (p) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (q) the Company’s ability to control costs, particularly labor and employee benefit costs, (r) the costs of defending and insuring against alleged professional liability and other claims (including those related to pending wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (s) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (t) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

sanctions, (u) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (v) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (w) the Company’s ability to attract and retain key executives and other healthcare personnel, (x) the Company’s ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2012 and 2011, (z) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) the Company’s ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and six months ended June 30, 2013 and 2012 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income (loss) from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6 billion and approximately 72,000 employees in 46 states. At June 30, 2013, Kindred through its subsidiaries provided healthcare services in 2,167 locations, including 116 transitional care hospitals, six inpatient rehabilitation hospitals, 169 nursing centers, 24 sub-acute units, 105 Kindred at Home hospice, home health and non-medical home care locations, 103 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,644 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for five years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues	$1,410,360	$1,424,918	$2,896,678	$2,891,603

Income from continuing operations	$6,300	$15,341	$16,953	$35,711
Discontinued operations, net of income taxes:
Income (loss) from operations	(3,533)	278	(9,469)	(280)
Loss on divestiture of operations	(940)	(356)	(2,184)	(1,526)

Loss from discontinued operations	(4,473)	(78)	(11,653)	(1,806)

Net income	1,827	15,263	5,300	33,905
(Earnings) loss attributable to noncontrolling interests	(82)	239	(498)	(212)

Income attributable to Kindred	$1,745	$15,502	$4,802	$33,693

Amounts attributable to Kindred stockholders:
Income from continuing operations	$6,218	$15,580	$16,455	$35,499
Loss from discontinued operations	(4,473)	(78)	(11,653)	(1,806)

Net income	$1,745	$15,502	$4,802	$33,693

Earnings per common share:
Basic:
Income from continuing operations	$0.12	$0.29	$0.31	$0.67
Discontinued operations:
Income (loss) from operations	(0.07)	0.01	(0.18)	—
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.03)

Loss from discontinued operations	(0.09)	—	(0.22)	(0.03)

Net income	$0.03	$0.29	$0.09	$0.64

Diluted:
Income from continuing operations	$0.12	$0.29	$0.31	$0.67
Discontinued operations:
Income (loss) from operations	(0.07)	0.01	(0.18)	—
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.03)

Loss from discontinued operations	(0.09)	—	(0.22)	(0.03)

Net income	$0.03	$0.29	$0.09	$0.64

Shares used in computing earnings per common share:
Basic	52,265	51,664	52,164	51,633
Diluted	52,284	51,675	52,184	51,657

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues	$1,410,360	$1,424,918	$2,896,678	$2,891,603

Salaries, wages and benefits	829,407	848,342	1,735,413	1,732,580
Supplies	97,818	101,648	199,698	206,279
Rent	97,741	96,420	194,542	191,594
Other operating expenses	284,538	282,256	572,396	561,371
Other income	(24)	(3,154)	(1,022)	(6,292)
Impairment charges	16,228	279	16,588	1,053
Depreciation and amortization	46,338	46,499	95,651	91,751
Interest expense	29,086	26,715	57,260	53,292
Investment income	(1,481)	(265)	(1,571)	(550)

	1,399,651	1,398,740	2,868,955	2,831,078

Income from continuing operations before income taxes	10,709	26,178	27,723	60,525
Provision for income taxes	4,409	10,837	10,770	24,814

Income from continuing operations	6,300	15,341	16,953	35,711
Discontinued operations, net of income taxes:
Income (loss) from operations	(3,533)	278	(9,469)	(280)
Loss on divestiture of operations	(940)	(356)	(2,184)	(1,526)

Loss from discontinued operations	(4,473)	(78)	(11,653)	(1,806)

Net income	1,827	15,263	5,300	33,905
(Earnings) loss attributable to noncontrolling interests	(82)	239	(498)	(212)

Income attributable to Kindred	$1,745	$15,502	$4,802	$33,693

Amounts attributable to Kindred stockholders:
Income from continuing operations	$6,218	$15,580	$16,455	$35,499
Loss from discontinued operations	(4,473)	(78)	(11,653)	(1,806)

Net income	$1,745	$15,502	$4,802	$33,693

Earnings per common share:
Basic:
Income from continuing operations	$0.12	$0.29	$0.31	$0.67
Discontinued operations:
Income (loss) from operations	(0.07)	0.01	(0.18)	—
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.03)

Loss from discontinued operations	(0.09)	—	(0.22)	(0.03)

Net income	$0.03	$0.29	$0.09	$0.64

Diluted:
Income from continuing operations	$0.12	$0.29	$0.31	$0.67
Discontinued operations:
Income (loss) from operations	(0.07)	0.01	(0.18)	—
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.03)

Loss from discontinued operations	(0.09)	—	(0.22)	(0.03)

Net income	$0.03	$0.29	$0.09	$0.64

Shares used in computing earnings per common share:
Basic	52,265	51,664	52,164	51,633
Diluted	52,284	51,675	52,184	51,657

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$37,427	$50,007
Cash - restricted	5,046	5,197
Insurance subsidiary investments	93,952	86,168
Accounts receivable less allowance for loss	1,036,562	1,038,605
Inventories	30,723	32,021
Deferred tax assets	20,433	12,663
Income taxes	14,901	13,573
Other	32,725	35,532

	1,271,769	1,273,766
Property and equipment	2,168,640	2,226,903
Accumulated depreciation	(1,071,595)	(1,083,777)

	1,097,045	1,143,126
Goodwill	1,041,796	1,041,266
Intangible assets less accumulated amortization	429,752	439,767
Assets held for sale	2,803	4,131
Insurance subsidiary investments	150,034	116,424
Other	221,452	219,466

Total assets	$4,214,651	$4,237,946

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$190,279	$210,668
Salaries, wages and other compensation	370,082	389,009
Due to third party payors	26,205	35,420
Professional liability risks	59,362	54,088
Other accrued liabilities	123,824	137,204
Long-term debt due within one year	8,356	8,942

	778,108	835,331
Long-term debt	1,662,286	1,648,706
Professional liability risks	246,386	236,630
Deferred tax liabilities	10,622	9,764
Deferred credits and other liabilities	218,072	214,671
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 54,052 shares - June 30, 2013 and 53,280 shares - December 31, 2012	13,513	13,320
Capital in excess of par value	1,147,787	1,145,922
Accumulated other comprehensive loss	(1,023)	(1,882)
Retained earnings	103,227	98,799

	1,263,504	1,256,159
Noncontrolling interests	35,673	36,685

Total equity	1,299,177	1,292,844

Total liabilities and equity	$4,214,651	$4,237,946

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Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$1,827	$15,263	$5,300	$33,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,960	49,802	99,914	98,492
Amortization of stock-based compensation costs	3,840	3,077	6,088	4,879
Amortization of deferred financing costs	4,407	2,359	7,020	4,716
Payment of lender fees related to debt issuance	(1,600)	—	(1,600)	—
Provision for doubtful accounts	10,071	6,041	21,337	13,537
Deferred income taxes	(24,977)	(13,243)	(25,321)	(16,905)
Impairment charges	16,279	329	16,715	1,196
Loss on divestiture of discontinued operations	940	356	2,184	1,526
Other	(1,284)	1,690	(864)	1,967
Change in operating assets and liabilities:
Accounts receivable	48,294	(23,891)	(19,117)	(81,088)
Inventories and other assets	4,747	498	(3,400)	(15,407)
Accounts payable	(3,288)	(2,983)	(19,078)	(12,533)
Income taxes	3,622	455	15,792	31,697
Due to third party payors	(8,187)	(1,963)	(9,215)	(10,939)
Other accrued liabilities	(48,017)	15,233	(17,288)	(5,445)

Net cash provided by operating activities	53,634	53,023	78,467	49,598

Cash flows from investing activities:
Routine capital expenditures	(17,430)	(28,759)	(39,800)	(50,865)
Development capital expenditures	(5,086)	(12,376)	(7,474)	(22,998)
Acquisitions, net of cash acquired	(26,933)	(17,420)	(26,933)	(67,868)
Acquisition deposit	—	16,866	—	—
Sale of assets	7,243	—	12,303	1,110
Purchase of insurance subsidiary investments	(11,759)	(7,425)	(22,595)	(21,198)
Sale of insurance subsidiary investments	15,526	8,004	25,528	22,010
Net change in insurance subsidiary cash and cash equivalents	(9,782)	(1,363)	(42,878)	(14,486)
Change in other investments	39	182	358	451
Other	(77)	(255)	(221)	(1,004)

Net cash used in investing activities	(48,259)	(42,546)	(101,712)	(154,848)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	377,900	449,300	861,400	964,700
Repayment of borrowings under revolving credit	(385,200)	(457,500)	(844,400)	(854,500)
Repayment of other long-term debt	(2,060)	(2,645)	(4,726)	(5,311)
Payment of deferred financing costs	(455)	(270)	(657)	(313)
Contribution made by noncontrolling interests	—	200	—	200
Distribution made to noncontrolling interests	(1,019)	(2,133)	(1,510)	(3,521)
Issuance of common stock	203	—	207	—
Other	19	—	351	—

Net cash provided by (used in) financing activities	(10,612)	(13,048)	10,665	101,255

Change in cash and cash equivalents	(5,237)	(2,571)	(12,580)	(3,995)
Cash and cash equivalents at beginning of period	42,664	40,137	50,007	41,561

Cash and cash equivalents at end of period	$37,427	$37,566	$37,427	$37,566

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$1,466,685	$1,424,918	$1,417,789	$1,441,794	$1,486,318	$1,410,360

Salaries, wages and benefits	884,238	848,342	855,652	859,282	906,006	829,407
Supplies	104,631	101,648	100,323	100,772	101,880	97,818
Rent	95,174	96,420	97,594	97,247	96,801	97,741
Other operating expenses	279,115	282,256	275,600	275,068	287,858	284,538
Other income	(3,138)	(3,154)	(3,157)	(3,187)	(998)	(24)
Impairment charges	774	279	609	108,828	360	16,228
Depreciation and amortization	45,252	46,499	47,270	48,987	49,313	46,338
Interest expense	26,577	26,715	26,666	27,933	28,174	29,086
Investment income	(285)	(265)	(229)	(252)	(90)	(1,481)

	1,432,338	1,398,740	1,400,328	1,514,678	1,469,304	1,399,651

Income (loss) from continuing operations before income taxes	34,347	26,178	17,461	(72,884)	17,014	10,709
Provision for income taxes	13,977	10,837	7,225	6,430	6,361	4,409

Income (loss) from continuing operations	20,370	15,341	10,236	(79,314)	10,653	6,300
Discontinued operations, net of income taxes:
Income (loss) from operations	(558)	278	(349)	(583)	(5,936)	(3,533)
Loss on divestiture of operations	(1,170)	(356)	(2,280)	(939)	(1,244)	(940)

Loss from discontinued operations	(1,728)	(78)	(2,629)	(1,522)	(7,180)	(4,473)

Net income (loss)	18,642	15,263	7,607	(80,836)	3,473	1,827
(Earnings) loss attributable to noncontrolling interests	(451)	239	(41)	(790)	(416)	(82)

Income (loss) attributable to Kindred	$18,191	$15,502	$7,566	$(81,626)	$3,057	$1,745

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$19,919	$15,580	$10,195	$(80,104)	$10,237	$6,218
Loss from discontinued operations	(1,728)	(78)	(2,629)	(1,522)	(7,180)	(4,473)

Net income (loss)	$18,191	$15,502	$7,566	$(81,626)	$3,057	$1,745

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.38	$0.29	$0.19	$(1.55)	$0.19	$0.12
Discontinued operations:
Income (loss) from operations	(0.01)	0.01	(0.01)	(0.01)	(0.11)	(0.07)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.02)	(0.02)

Loss from discontinued operations	(0.03)	—	(0.05)	(0.03)	(0.13)	(0.09)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$0.06	$0.03

Diluted:
Income (loss) from continuing operations	$0.38	$0.29	$0.19	$(1.55)	$0.19	$0.12
Discontinued operations:
Income (loss) from operations	(0.01)	0.01	(0.01)	(0.01)	(0.11)	(0.07)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.02)	(0.02)

Loss from discontinued operations	(0.03)	—	(0.05)	(0.03)	(0.13)	(0.09)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$0.06	$0.03

Shares used in computing earnings (loss) per common share:
Basic	51,603	51,664	51,676	51,692	52,062	52,265
Diluted	51,638	51,675	51,709	51,692	52,083	52,284

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$749,383	$714,517	$699,175	$712,005	$748,214	$691,316
Nursing center division	433,408	425,812	428,207	429,862	427,194	419,497
Rehabilitation division:
Skilled nursing rehabilitation services	255,423	255,139	253,885	246,260	259,520	250,543
Hospital rehabilitation services	74,369	73,402	71,899	73,910	74,523	69,777

	329,792	328,541	325,784	320,170	334,043	320,320

Home health and hospice division	28,432	28,872	35,943	50,093	51,621	53,039

	1,541,015	1,497,742	1,489,109	1,512,130	1,561,072	1,484,172
Eliminations:
Skilled nursing rehabilitation services	(44,527)	(43,353)	(42,506)	(40,694)	(44,701)	(44,958)
Hospital rehabilitation services	(28,161)	(27,646)	(26,909)	(27,620)	(27,994)	(27,308)
Nursing centers	(1,642)	(1,825)	(1,905)	(2,022)	(2,059)	(1,546)

	(74,330)	(72,824)	(71,320)	(70,336)	(74,754)	(73,812)

	$1,466,685	$1,424,918	$1,417,789	$1,441,794	$1,486,318	$1,410,360

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$161,826	$142,668	$138,250	$156,924	$161,819	$142,907	(a)
Nursing center division	52,519	56,952	58,729	53,330	43,146	54,034
Rehabilitation division:
Skilled nursing rehabilitation services	12,732	21,477	18,680	22,776	14,009	22,519
Hospital rehabilitation services	16,116	17,860	16,977	18,792	18,132	19,573

	28,848	39,337	35,657	41,568	32,141	42,092

Home health and hospice division	2,341	2,789	3,645	4,933	2,786	3,961
Corporate:
Overhead	(42,728)	(44,723)	(45,883)	(45,729)	(45,582)	(43,199)
Insurance subsidiary	(482)	(600)	(545)	(500)	(509)	(384)

	(43,210)	(45,323)	(46,428)	(46,229)	(46,091)	(43,583)
Impairment charges	(774)	(279)	(609)	(108,828)	(360)	(16,228	)(a)
Transaction costs	(485)	(597)	(482)	(667)	(2,229)	(790)

Operating income	201,065	195,547	188,762	101,031	191,212	182,393
Rent	(95,174)	(96,420)	(97,594)	(97,247)	(96,801)	(97,741)
Depreciation and amortization	(45,252)	(46,499)	(47,270)	(48,987)	(49,313)	(46,338)
Interest, net	(26,292)	(26,450)	(26,437)	(27,681)	(28,084)	(27,605	)(b)

Income (loss) from continuing operations before income taxes	34,347	26,178	17,461	(72,884)	17,014	10,709
Provision for income taxes	13,977	10,837	7,225	6,430	6,361	4,409

	$20,370	$15,341	$10,236	$(79,314)	$10,653	$6,300

(a)	Includes employee retention costs of $0.2 million and impairment charges of $15.6 million incurred in connection with the planned divestiture of non-strategic facilities.
(b)	Includes $1.4 million of charges associated with the modification of certain of the Company’s senior debt.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Three months ended June 30, 2013
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (a)	division	services	services	Total	hospice	Corporate (b)	costs	Eliminations	Consolidated
Revenues	$691,316	$419,497	$250,543	$69,777	$320,320	$53,039	$—	$—	$(73,812)	$1,410,360

Salaries, wages and benefits	300,399	198,044	219,874	46,236	266,110	39,730	25,191	—	(67)	829,407
Supplies	73,523	20,983	785	30	815	2,325	172	—	—	97,818
Rent	53,855	40,890	1,197	19	1,216	1,155	625	—	—	97,741
Other operating expenses	174,305	146,691	7,326	3,930	11,256	7,023	18,218	790	(73,745)	284,538
Other (income) expense	182	(255)	39	8	47	—	2	—	—	(24)
Impairment charges	15,476	752	—	—	—	—	—	—	—	16,228
Depreciation and amortization	21,752	10,371	2,878	2,319	5,197	1,615	7,403	—	—	46,338
Interest expense	179	13	73	—	73	—	28,821	—	—	29,086
Investment income	(4)	(18)	(74)	—	(74)	—	(1,385)	—	—	(1,481)

	639,667	417,471	232,098	52,542	284,640	51,848	79,047	790	(73,812)	1,399,651

Income from continuing operations before income taxes	$51,649	$2,026	$18,445	$17,235	$35,680	$1,191	$(79,047)	$(790)	$—	10,709

Provision for income taxes										4,409

Income from continuing operations										$6,300

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$5,593	$4,259	$464	$45	$509	$339	$6,730	$—	$—	$17,430
Development	5,079	7	—	—	—	—	—	—	—	5,086

	$10,672	$4,266	$464	$45	$509	$339	$6,730	$—	$—	$22,516

	Three months ended June 30, 2012
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (c)	division (d)	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$714,517	$425,812	$255,139	$73,402	$328,541	$28,872	$—	$—	$(72,824)	$1,424,918

Salaries, wages and benefits	313,579	206,396	225,453	50,949	276,402	21,206	30,796	—	(37)	848,342
Supplies	76,942	22,505	739	40	779	1,236	186	—	—	101,648
Rent	54,079	39,699	1,408	39	1,447	609	586	—	—	96,420
Other operating expenses	181,531	140,235	7,470	4,530	12,000	3,641	17,039	597	(72,787)	282,256
Other income	(203)	(276)	—	23	23	—	(2,698)	—	—	(3,154)
Impairment charges	47	232	—	—	—	—	—	—	—	279
Depreciation and amortization	22,807	9,957	2,752	2,323	5,075	925	7,735	—	—	46,499
Interest expense	273	19	—	—	—	—	26,423	—	—	26,715
Investment income	(35)	(18)	—	—	—	—	(212)	—	—	(265)

	649,020	418,749	237,822	57,904	295,726	27,617	79,855	597	(72,824)	1,398,740

Income from continuing operations before income taxes	$65,497	$7,063	$17,317	$15,498	$32,815	$1,255	$(79,855)	$(597)	$—	26,178

Provision for income taxes										10,837

Income from continuing operations										$15,341

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,095	$3,417	$569	$60	$629	$145	$15,473	$—	$—	$28,759
Development	11,289	1,087	—	—	—	—	—	—	—	12,376

	$20,384	$4,504	$569	$60	$629	$145	$15,473	$—	$—	$41,135

(a)	Includes employee retention costs of $0.2 million incurred in connection with the planned divestiture of non-strategic facilities.
(b)	Includes $1.4 million of charges associated with the modification of certain of the Company’s senior debt.
(c)	Includes severance ($0.5 million), other miscellaneous costs ($0.9 million) and lease cancellation charges ($0.9 million) incurred in connection with the closing of two TC hospitals and $5.0 million for employment-related lawsuits.
(d)	Includes $0.9 million incurred in connection with the cancellation of a sub-acute unit project.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Six months ended June 30, 2013
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and	Corporate	related
	division (a,b)	division (a)	services (a)	services (a)	Total	hospice (a)	(a,c)	costs	Eliminations	Consolidated
Revenues	$1,439,530	$846,691	$510,063	$144,300	$654,363	$104,660	$—	$—	$(148,566)	$2,896,678

Salaries, wages and benefits	632,655	414,727	454,718	98,656	553,374	80,044	54,921	—	(308)	1,735,413
Supplies	151,160	41,929	1,596	62	1,658	4,563	388	—	—	199,698
Rent	107,003	81,479	2,432	36	2,468	2,341	1,251	—	—	194,542
Other operating expenses	350,908	293,504	17,182	7,849	25,031	13,306	34,886	3,019	(148,258)	572,396
Other (income) expense	81	(649)	39	28	67	—	(521)	—	—	(1,022)
Impairment charges	15,652	936	—	—	—	—	—	—	—	16,588
Depreciation and amortization	45,693	21,208	5,990	4,650	10,640	3,141	14,969	—	—	95,651
Interest expense	361	33	169	—	169	—	56,697	—	—	57,260
Investment income	(9)	(30)	(102)	—	(102)	—	(1,430)	—	—	(1,571)

	1,303,504	853,137	482,024	111,281	593,305	103,395	161,161	3,019	(148,566)	2,868,955

Income (loss) from continuing operations before income taxes	$136,026	$(6,446)	$28,039	$33,019	$61,058	$1,265	$(161,161)	$(3,019)	$—	27,723

Provision for income taxes										10,770

Income from continuing operations										$16,953

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$15,864	$10,078	$1,069	$77	$1,146	$534	$12,178	$—	$—	$39,800
Development	7,467	7	—	—	—	—	—	—	—	7,474

	$23,331	$10,085	$1,069	$77	$1,146	$534	$12,178	$—	$—	$47,274

	Six months ended June 30, 2012
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (d)	division (e)	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$1,463,900	$859,220	$510,562	$147,771	$658,333	$57,304	$—	$—	$(147,154)	$2,891,603

Salaries, wages and benefits	643,888	422,152	458,657	104,680	563,337	42,497	60,775	—	(69)	1,732,580
Supplies	156,989	44,985	1,547	94	1,641	2,269	395	—	—	206,279
Rent	107,230	79,011	2,848	117	2,965	1,224	1,164	—	—	191,594
Other operating expenses	358,823	283,187	16,149	8,998	25,147	7,408	32,809	1,082	(147,085)	561,371
Other income	(294)	(575)	—	23	23	—	(5,446)	—	—	(6,292)
Impairment charges	351	702	—	—	—	—	—	—	—	1,053
Depreciation and amortization	45,153	19,485	5,412	4,647	10,059	1,823	15,231	—	—	91,751
Interest expense	579	46	—	—	—	—	52,667	—	—	53,292
Investment income	(43)	(29)	(1)	—	(1)	—	(477)	—	—	(550)

	1,312,676	848,964	484,612	118,559	603,171	55,221	157,118	1,082	(147,154)	2,831,078

Income from continuing operations before income taxes	$151,224	$10,256	$25,950	$29,212	$55,162	$2,083	$(157,118)	$(1,082)	$—	60,525

Provision for income taxes										24,814

Income from continuing operations										$35,711

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$19,440	$7,646	$895	$106	$1,001	$269	$22,509	$—	$—	$50,865
Development	21,238	1,760	—	—	—	—	—	—	—	22,998

	$40,678	$9,406	$895	$106	$1,001	$269	$22,509	$—	$—	$73,863

(a)	Includes one-time bonus costs of $24.5 million (hospital division - $8.8 million, nursing center division - $8.3 million, rehabilitation division - $6.3 million (skilled nursing rehabilitation services - $5.0 million and hospital rehabilitation services - $1.3 million), home health and hospice division - $0.8 million and corporate - $0.3 million).
(b)	Includes employee retention costs of $0.5 million incurred in connection with the planned divestiture of non-strategic facilities.
(c)	Includes $1.4 million of charges associated with the modification of certain of the Company’s senior debt.
(d)	Includes severance ($2.5 million), other miscellaneous costs ($1.0 million) and lease cancellation charges ($0.9 million) incurred in connection with the closing of a regional office and two TC hospitals and $5.0 million for employment-related lawsuits.
(e)	Includes $0.9 million incurred in connection with the cancellation of a sub-acute unit project.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	118	117	116	116	116	116
Inpatient rehabilitation	6	6	6	6	6	6

	124	123	122	122	122	122

Number of licensed beds:
Transitional care	8,454	8,404	8,347	8,382	8,382	8,382
Inpatient rehabilitation	229	259	259	259	259	259

	8,683	8,663	8,606	8,641	8,641	8,641

Revenue mix %:
Medicare	63	62	61	63	63	61
Medicaid	6	6	6	6	5	6
Medicare Advantage	10	10	11	10	10	11
Commercial insurance and other	21	22	22	21	22	22
Admissions:
Medicare	11,989	11,152	10,891	11,023	11,867	10,940
Medicaid	984	1,009	1,006	941	778	850
Medicare Advantage	1,658	1,757	1,616	1,579	1,734	1,638
Commercial insurance and other	2,868	2,630	2,661	2,509	2,512	2,392

	17,499	16,548	16,174	16,052	16,891	15,820

Admissions mix %:
Medicare	69	67	67	69	70	69
Medicaid	6	6	6	6	5	6
Medicare Advantage	9	11	10	10	10	10
Commercial insurance and other	16	16	17	15	15	15
Patient days:
Medicare	293,746	278,614	270,555	275,008	290,942	271,363
Medicaid	38,487	36,654	40,169	38,045	35,447	36,525
Medicare Advantage	46,824	49,672	47,659	46,193	48,784	47,971
Commercial insurance and other	84,372	81,957	81,445	77,562	82,466	74,937

	463,429	446,897	439,828	436,808	457,639	430,796

Average length of stay:
Medicare	24.5	25.0	24.8	24.9	24.5	24.8
Medicaid	39.1	36.3	39.9	40.4	45.6	43.0
Medicare Advantage	28.2	28.3	29.5	29.3	28.1	29.3
Commercial insurance and other	29.4	31.2	30.6	30.9	32.8	31.3
Weighted average	26.5	27.0	27.2	27.2	27.1	27.2

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second
Hospital division data (continued):
Revenues per admission:
Medicare	$39,256	$39,467	$39,188	$40,479	$39,697	$38,542
Medicaid	44,447	42,787	43,272	43,492	51,806	47,225
Medicare Advantage	43,923	42,639	45,885	45,646	43,949	45,550
Commercial insurance and other	56,549	59,427	58,134	60,903	63,940	64,764
Weighted average	42,824	43,178	43,228	44,356	44,297	43,699
Revenues per patient day:
Medicare	$1,602	$1,580	$1,577	$1,622	$1,619	$1,554
Medicaid	1,136	1,178	1,084	1,076	1,137	1,099
Medicare Advantage	1,555	1,508	1,556	1,560	1,562	1,555
Commercial insurance and other	1,922	1,907	1,899	1,970	1,948	2,067
Weighted average	1,617	1,599	1,590	1,630	1,635	1,605
Medicare case mix index (discharged patients only)	1.18	1.17	1.15	1.14	1.18	1.17
Average daily census	5,093	4,911	4,781	4,748	5,085	4,734
Occupancy %	67.4	64.6	63.5	63.1	67.4	62.6
Annualized employee turnover %	21.8	22.2	21.1	20.1	21.1	21.4
Nursing center division data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	166	166	166	165	165	165
Managed	4	4	4	4	4	4
Assisted living facilities	6	6	6	6	6	6

	176	176	176	175	175	175

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	20,523	20,571	20,571	20,517	20,517	20,517
Managed	485	485	485	485	485	485
Assisted living facilities	413	341	341	341	341	341

	21,421	21,397	21,397	21,343	21,343	21,343

Revenue mix %:
Medicare	34	34	33	33	33	32
Medicaid	38	40	40	40	39	39
Medicare Advantage	8	7	7	7	8	8
Private and other	20	19	20	20	20	21

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center division data (continued):
Patient days (a):
Medicare	275,658	266,529	258,383	256,537	260,756	248,224
Medicaid	932,973	932,785	940,491	932,062	898,951	898,741
Medicare Advantage	80,355	74,899	74,495	72,684	81,955	79,481
Private and other	349,822	339,711	348,935	348,758	335,779	334,965

	1,638,808	1,613,924	1,622,304	1,610,041	1,577,441	1,561,411

Patient day mix % (a):
Medicare	17	16	16	16	17	16
Medicaid	57	58	58	58	57	58
Medicare Advantage	5	5	5	4	5	5
Private and other	21	21	21	22	21	21
Revenues per patient day (a):
Medicare Part A	$487	$487	$495	$512	$504	$503
Total Medicare (including Part B)	535	537	546	553	546	546
Medicaid	179	181	181	183	183	183
Medicaid (net of provider taxes) (b)	158	160	160	162	162	161
Medicare Advantage	412	410	412	415	412	417
Private and other	245	245	248	250	257	259
Weighted average	264	264	264	267	271	269
Average daily census (a)	18,009	17,735	17,634	17,500	17,527	17,158
Admissions (a)	16,598	15,514	15,312	15,630	16,600	15,518
Occupancy % (a)	84.6	83.5	82.9	82.4	82.5	80.7
Medicare average length of stay (a)	31.6	32.1	32.6	31.4	30.6	31.6
Annualized employee turnover %	37.8	40.6	40.1	39.6	40.6	41.7
Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	17	17	17	17	17	18
Non-affiliated	83	83	83	83	83	82
Sites of service (at end of period)	1,722	1,730	1,735	1,726	1,729	1,713
Revenue per site	$148,329	$147,479	$146,331	$142,678	$150,099	$146,260
Therapist productivity %	80.3	80.4	80.5	80.5	81.1	80.4
Hospital rehabilitation services:
Revenue mix %:
Company-operated	38	38	37	37	38	39
Non-affiliated	62	62	63	63	62	61
Sites of service (at end of period):
Inpatient rehabilitation units	100	102	104	105	103	103
LTAC hospitals	125	125	123	123	123	123
Sub-acute units	19	20	20	21	8	8
Outpatient units	111	115	117	119	98	104
Other	5	5	5	5	—	—

	360	367	369	373	332	338

Revenue per site	$206,580	$200,006	$194,849	$198,150	$224,466	$206,441
Annualized employee turnover %	19.6	16.9	17.3	16.9	10.4	13.2

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,				Six months ended June 30,
	2013		2012		2013		2012
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings:
Amounts attributable to Kindred stockholders:
Income from continuing operations:
As reported in Statement of Operations	$6,218	$6,218	$15,580	$15,580	$16,455	$16,455	$35,499	$35,499
Allocation to participating unvested restricted stockholders	(205)	(205)	(374)	(373)	(504)	(504)	(669)	(669)

Available to common stockholders	$6,013	$6,013	$15,206	$15,207	$15,951	$15,951	$34,830	$34,830

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$(3,533)	$(3,533)	$278	$278	$(9,469)	$(9,469)	$(280)	$(280)
Allocation to participating unvested restricted stockholders	117	117	(7)	(7)	290	290	5	5

Available to common stockholders	$(3,416)	$(3,416)	$271	$271	$(9,179)	$(9,179)	$(275)	$(275)

Loss on divestiture of operations:
As reported in Statement of Operations	$(940)	$(940)	$(356)	$(356)	$(2,184)	$(2,184)	$(1,526)	$(1,526)
Allocation to participating unvested restricted stockholders	31	31	9	9	67	67	29	29

Available to common stockholders	$(909)	$(909)	$(347)	$(347)	$(2,117)	$(2,117)	$(1,497)	$(1,497)

Loss from discontinued operations:
As reported in Statement of Operations	$(4,473)	$(4,473)	$(78)	$(78)	$(11,653)	$(11,653)	$(1,806)	$(1,806)
Allocation to participating unvested restricted stockholders	148	148	2	2	357	357	34	34

Available to common stockholders	$(4,325)	$(4,325)	$(76)	$(76)	$(11,296)	$(11,296)	$(1,772)	$(1,772)

Net income:
As reported in Statement of Operations	$1,745	$1,745	$15,502	$15,502	$4,802	$4,802	$33,693	$33,693
Allocation to participating unvested restricted stockholders	(57)	(57)	(372)	(371)	(147)	(147)	(635)	(635)

Available to common stockholders	$1,688	$1,688	$15,130	$15,131	$4,655	$4,655	$33,058	$33,058

Shares used in the computation:
Weighted average shares outstanding - basic computation	52,265	52,265	51,664	51,664	52,164	52,164	51,633	51,633

Dilutive effect of employee stock options		19		11		20		24

Adjusted weighted average shares outstanding - diluted computation		52,284		51,675		52,184		51,657

Earnings per common share:
Income from continuing operations	$0.12	$0.12	$0.29	$0.29	$0.31	$0.31	$0.67	$0.67
Discontinued operations:
Income (loss) from operations	(0.07)	(0.07)	0.01	0.01	(0.18)	(0.18)	—	—
Loss on divestiture of operations	(0.02)	(0.02)	(0.01)	(0.01)	(0.04)	(0.04)	(0.03)	(0.03)

Loss from discontinued operations	(0.09)	(0.09)	—	—	(0.22)	(0.22)	(0.03)	(0.03)

Net income	$0.03	$0.03	$0.29	$0.29	$0.09	$0.09	$0.64	$0.64

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and six months ended June 30, 2013 and 2012 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 39.2% and 38.7% for the three months ended June 30, 2013 and 2012, respectively, and 40.0% and 38.7% for the six months ended June 30, 2013 and 2012, respectively.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months and six months ended June 30, 2013 and 2012 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Detail of charges:
One-time bonus costs	$—	$—	($24,445)	$—
Severance, employee retention and other costs	(165)	(2,292)	(495)	(4,476)
Employment-related lawsuits	—	(5,000)	—	(5,000)
Transaction costs	(790)	(597)	(3,019)	(1,082)
Impairment charges	(15,633)	—	(15,633)	—
Lease cancellation charges (rent expense)	—	(919)	—	(919)
Senior debt modification charges (interest expense)	(1,365)	—	(1,365)	—

	(17,953)	(8,808)	(44,957)	(11,477)
Income tax benefit	7,046	3,413	17,982	4,447

Charges net of income taxes	(10,907)	(5,395)	(26,975)	(7,030)
Allocation to participating unvested restricted stockholders	360	129	826	132

Available to common stockholders	($10,547)	($5,266)	($26,149)	($6,898)

Weighted average diluted shares outstanding	52,284	51,675	52,184	51,657

Diluted loss per common share related to charges	($0.20)	($0.10)	($0.50)	($0.13)

Reconciliation of operating income before charges:
Operating income before charges	$198,981	$203,436	$417,197	$407,170
Detail of charges excluded from core operating results:
One-time bonus costs	—	—	(24,445)	—
Severance, employee retention and other costs	(165)	(2,292)	(495)	(4,476)
Employment-related lawsuits	—	(5,000)	—	(5,000)
Transaction costs	(790)	(597)	(3,019)	(1,082)
Impairment charges	(15,633)	—	(15,633)	—

	(16,588)	(7,889)	(43,592)	(10,558)

Reported operating income	$182,393	$195,547	$373,605	$396,612

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$17,125	$20,975	$43,430	$42,529
Charges net of income taxes	(10,907)	(5,395)	(26,975)	(7,030)

Reported income from continuing operations	$6,218	$15,580	$16,455	$35,499

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.32	$0.39	$0.81	$0.80
Charges net of income taxes	(0.20)	(0.10)	(0.50)	(0.13)

Reported diluted income per common share from continuing operations	$0.12	$0.29	$0.31	$0.67

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	40.0%	40.7%	39.6%	40.6%
Impact of charges on effective income tax rate	1.2%	0.7%	-0.8%	0.4%

Reported effective income tax rate	41.2%	41.4%	38.8%	41.0%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.6 million and $0.5 million for the three months ended June 30, 2013 and 2012, respectively, and $1.3 million and $0.8 million for the six months ended June 30, 2013 and 2012, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended June 30, 2013
		Charges
	Before charges	Employee retention	Impairment charges	Transaction costs	Senior debt modification charges	Total	As reported
Income from continuing operations:
Operating income (loss):
Hospital division	$143,072	$(165)	$—	$—	$—	$(165)	$142,907
Nursing center division	54,034	—	—	—	—	—	54,034
Rehabilitation division:
Skilled nursing rehabilitation services	22,519	—	—	—	—	—	22,519
Hospital rehabilitation services	19,573	—	—	—	—	—	19,573

	42,092	—	—	—	—	—	42,092

Home health and hospice division	3,961	—	—	—	—	—	3,961
Corporate:
Overhead	(43,199)	—	—	—	—	—	(43,199)
Insurance subsidiary	(384)	—	—	—	—	—	(384)

	(43,583)	—	—	—	—	—	(43,583)
Impairment charges	(595)	—	(15,633)	—	—	(15,633)	(16,228)
Transaction costs	—	—	—	(790)	—	(790)	(790)

Operating income	198,981	(165)	(15,633)	(790)	—	(16,588)	182,393
Rent	(97,741)	—	—	—	—	—	(97,741)
Depreciation and amortization	(46,338)	—	—	—	—	—	(46,338)
Interest, net	(26,240)	—	—	—	(1,365)	(1,365)	(27,605)

Income from continuing operations before income taxes	28,662	(165)	(15,633)	(790)	(1,365)	(17,953)	10,709
Provision for income taxes	11,455	(64)	(6,136)	(310)	(536)	(7,046)	4,409

	$17,207	$(101)	$(9,497)	$(480)	$(829)	$(10,907)	$6,300

	Three months ended June 30, 2012
		Charges
	Before charges	Severance and other	Employment- related lawsuits	Transaction costs	Lease cancellation charges	Total	As reported
Income from continuing operations:
Operating income (loss):
Hospital division	$149,051	$(1,383)	$(5,000)	$—	$—	$(6,383)	$142,668
Nursing center division	57,861	(909)	—	—	—	(909)	56,952
Rehabilitation division:
Skilled nursing rehabilitation services	21,477	—	—	—	—	—	21,477
Hospital rehabilitation services	17,860	—	—	—	—	—	17,860

	39,337	—	—	—	—	—	39,337

Home health and hospice division	2,789	—	—	—	—	—	2,789
Corporate:
Overhead	(44,723)	—	—	—	—	—	(44,723)
Insurance subsidiary	(600)	—	—	—	—	—	(600)

	(45,323)	—	—	—	—	—	(45,323)
Impairment charges	(279)	—	—	—	—	—	(279)
Transaction costs	—	—	—	(597)	—	(597)	(597)

Operating income	203,436	(2,292)	(5,000)	(597)	—	(7,889)	195,547
Rent	(95,501)	—	—		(919)	(919)	(96,420)
Depreciation and amortization	(46,499)	—	—	—	—	—	(46,499)
Interest, net	(26,450)	—	—	—	—	—	(26,450)

Income from continuing operations before income taxes	34,986	(2,292)	(5,000)	(597)	(919)	(8,808)	26,178
Provision for income taxes	14,250	(888)	(1,938)	(231)	(356)	(3,413)	10,837

	$20,736	$(1,404)	$(3,062)	$(366)	$(563)	$(5,395)	$15,341

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Six months ended June 30, 2013
		Charges
						Senior debt
	Before	One-time	Employee	Impairment	Transaction	modification		As
	charges	bonus	retention	charges	costs	charges	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$313,998	$(8,777)	$(495)	$—	$—	$—	$(9,272)	$304,726
Nursing center division	105,393	(8,213)	—	—	—	—	(8,213)	97,180
Rehabilitation division:
Skilled nursing rehabilitation services	41,580	(5,052)	—	—	—	—	(5,052)	36,528
Hospital rehabilitation services	38,960	(1,255)	—	—	—	—	(1,255)	37,705

	80,540	(6,307)	—	—	—	—	(6,307)	74,233

Home health and hospice division	7,580	(833)	—	—	—	—	(833)	6,747
Corporate:
Overhead	(88,466)	(315)	—	—	—	—	(315)	(88,781)
Insurance subsidiary	(893)	—	—	—	—	—	—	(893)

	(89,359)	(315)	—	—	—	—	(315)	(89,674)
Impairment charges	(955)	—	—	(15,633)	—	—	(15,633)	(16,588)
Transaction costs	—	—	—	—	(3,019)	—	(3,019)	(3,019)

Operating income	417,197	(24,445)	(495)	(15,633)	(3,019)	—	(43,592)	373,605
Rent	(194,542)	—	—	—	—	—	—	(194,542)
Depreciation and amortization	(95,651)	—	—	—	—	—	—	(95,651)
Interest, net	(54,324)	—	—	—	—	(1,365)	(1,365)	(55,689)

Income from continuing operations before income taxes	72,680	(24,445)	(495)	(15,633)	(3,019)	(1,365)	(44,957)	27,723
Provision for income taxes	28,752	(9,778)	(198)	(6,253)	(1,207)	(546)	(17,982)	10,770

	$43,928	$(14,667)	$(297)	$(9,380)	$(1,812)	$(819)	$(26,975)	$16,953

	Six months ended June 30, 2012
		Charges
			Employment-		Lease
	Before	Severance	related	Transaction	cancellation		As
	charges	and other	lawsuits	costs	charges	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$312,979	$(3,485)	$(5,000)	$—	$—	$(8,485)	$304,494
Nursing center division	110,380	(909)	—	—	—	(909)	109,471
Rehabilitation division:
Skilled nursing rehabilitation services	34,245	(36)	—	—	—	(36)	34,209
Hospital rehabilitation services	33,987	(11)	—	—	—	(11)	33,976

	68,232	(47)	—	—	—	(47)	68,185

Home health and hospice division	5,130	—	—	—	—	—	5,130
Corporate:
Overhead	(87,416)	(35)	—	—	—	(35)	(87,451)
Insurance subsidiary	(1,082)	—	—	—	—	—	(1,082)

	(88,498)	(35)	—	—	—	(35)	(88,533)
Impairment charges	(1,053)	—	—	—	—	—	(1,053)
Transaction costs	—	—	—	(1,082)	—	(1,082)	(1,082)

Operating income	407,170	(4,476)	(5,000)	(1,082)	—	(10,558)	396,612
Rent	(190,675)	—	—		(919)	(919)	(191,594)
Depreciation and amortization	(91,751)	—	—	—	—	—	(91,751)
Interest, net	(52,742)	—	—	—	—	—	(52,742)

Income from continuing operations before income taxes	72,002	(4,476)	(5,000)	(1,082)	(919)	(11,477)	60,525
Provision for income taxes	29,261	(1,734)	(1,938)	(419)	(356)	(4,447)	24,814

	$42,741	$(2,742)	$(3,062)	$(663)	$(563)	$(7,030)	$35,711

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

Operating expenses (a):	Three months ended June 30, 2013
		Charges
	Before charges	Employee retention	Impairment charges	Transaction costs	Total	As reported
Salaries, wages and benefits	$829,242	$165	$—	$—	$165	$829,407
Supplies	97,818	—	—	—	—	97,818
Other operating expenses	283,748	—	—	790	790	284,538
Other income	(24)	—	—		—	(24)
Impairment charges	595	—	15,633	—	15,633	16,228

	$1,211,379	$165	$15,633	$790	$16,588	$1,227,967

	Three months ended June 30, 2012
		Charges
	Before charges	Severance and other	Employment- related lawsuits	Transaction costs	Total	As reported
Salaries, wages and benefits	$847,821	$521	$—	$—	$521	$848,342
Supplies	101,648	—	—	—	—	101,648
Other operating expenses	274,888	1,771	5,000	597	7,368	282,256
Other income	(3,154)	—	—		—	(3,154)
Impairment charges	279	—	—	—	—	279

	$1,221,482	$2,292	$5,000	$597	$7,889	$1,229,371

(a)	As used in the derivation of operating income.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

Operating expenses (a):	Six months ended June 30, 2013
		Charges
	Before charges	One-time bonus	Employee retention	Impairment charges	Transaction costs	Total	As reported
Salaries, wages and benefits	$1,710,473	$24,445	$495	$—	$—	$24,940	$1,735,413
Supplies	199,698	—	—	—	—	—	199,698
Other operating expenses	569,377	—	—	—	3,019	3,019	572,396
Other income	(1,022)	—	—	—		—	(1,022)
Impairment charges	955	—	—	15,633	—	15,633	16,588

	$2,479,481	$24,445	$495	$15,633	$3,019	$43,592	$2,523,073

	Six months ended June 30, 2012
		Charges
	Before charges	Severance and other	Employment- related lawsuits	Transaction costs	Total	As reported
Salaries, wages and benefits	$1,729,969	$2,611	$—	$—	$2,611	$1,732,580
Supplies	206,279	—	—	—	—	206,279
Other operating expenses	553,424	1,865	5,000	1,082	7,947	561,371
Other income	(6,292)	—	—	—	—	(6,292)
Impairment charges	1,053	—	—	—	—	1,053

	$2,484,433	$4,476	$5,000	$1,082	$10,558	$2,494,991

(a)	As used in the derivation of operating income.

- MORE -

Kindred Healthcare Reports Solid Second Quarter Core EPS

August 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2013 - Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of August 5, 2013		As of May 1, 2013
	Low	High	Low	High
Operating income	$797	$813	$806	$822

Rent	392	392	399	399
Depreciation and amortization	192	192	189	189
Interest, net	109	109	113	113

Income from continuing operations before income taxes	104	120	105	121
Provision for income taxes	43	49	44	50

Income from continuing operations	61	71	61	71
Earnings attributable to noncontrolling interests	(1)	(1)	(1)	(1)

Income from continuing operations attributable to the Company	60	70	60	70
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$58	$68	$58	$68

Earnings per diluted share	$1.10	$1.30	$1.10	$1.30
Shares used in computing earnings per diluted share	52.5	52.5	52.7	52.7

(a)	The earnings guidance excludes the effect of (1) a one-time employee bonus distributed in the first quarter of 2013, (2) employee retention costs incurred in connection with the planned divestiture of non-strategic facilities, (3) any transaction-related charges, (4) charges associated with the modification of certain of the Company’s senior debt, (5) any other reimbursement changes, (6) any further acquisitions or divestitures (including the previously announced sales of non-strategic hospitals and nursing centers), (7) any impairment charges, and (8) any repurchases of common stock.

- END -